Exhibit 99.1

P R E S S   R E L E A S E

DEXIA WILL PROVIDE A $5 BILLION COMMITTED STANDBY LINE OF CREDIT TO FSA’S FINANCIAL PRODUCTS SEGMENT

Brussels, Paris, New York, June 23, 2008 — Dexia SA and its subsidiary Financial Security Assurance Holdings Ltd., the holding company for Triple-A monoline bond insurer Financial Security Assurance Inc. (FSA), announced today that Dexia will provide a $5 billion committed, unsecured standby line of credit to the Company’s Financial Products (FP) segment, which issues guaranteed investment contracts to municipal issuers and others requiring Triple-A rated deposits. The line will have an initial term of five years and will be renewed as needed thereafter.

Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA said: “Our FP business has always had a conservative liquidity strategy. Under a wide range of stress scenarios, this business has ample liquidity to meet its obligations, but, within a context of highly nervous financial markets, we want to remove any doubt that we will have the resources to hold investment assets to maturity.”

Axel Miller, chief executive officer of Dexia, said: “On a stand-alone basis, FSA is strong and has acquired a leadership position in public, project and infrastructure finance, a core and strategic activity for Dexia. Over the last quarters, both Dexia and FSA have been in a position to demonstrate to the market that they were willing and able to develop their franchise and to continue to provide credit enhancement and financial solutions to the US and international public sector. This is currently done at very attractive returns and strong credit conditions. In a ravaged industry, this does not come by accident. Thanks to its superior and disciplined credit culture, FSA has been able to avoid the worst mistakes made by the industry and to maintain its AAA ratings with stable outlook with capital above and in excess of rating agencies’ AAA requirements. FSA has crafted its liquidity structure and reinforced it in recent months to withstand pretty severe liquidity stress tests.

We are committed to taking any and all necessary measures to ensure that FSA’s ratings and leadership position in public finance are maintained and, to that end, will take the necessary steps, taking advantage of Dexia’s easy and ample access to liquidity, to confirm to clients and investors that we are in for the long haul, even if such steps are not necessary from a strict liquidity point of view.”

Dexia (www.dexia.com) is a European bank and the world leader in local public finance. Dexia is one of the top fifteen banking groups in the euro zone with a stock market capitalization of EUR 20.3 billion and 35,200 employees in 37 countries as of December 31, 2007. Dexia has one of the highest credit ratings in the banking industry. Dexia’s development strategy is based on two pillars: its Universal Banking business in Europe (Belgium, Luxembourg, Slovakia and Turkey), and world leadership in Public/Project Finance.

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts, to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities.  The Company is a member of the Dexia group.

Dexia S.A.   -   11, Place Rogier B-1210 Brussels   -   1, Passerelle des Reflets, Paris-La Défense 2, F-92919 La Défense Cedex

Press department Brussels	+32 2 213 50 81	Investor Relations Brussels	+32 2 213 57 46
Press department Paris	+33 1 58 58 86 75	Investor Relations Paris	+33 1 58 58 85 97

FSA   -   Betsy Castenir, Press Relations, (212) 339-3424 - Robert Tucker, Investor Relations, (212) 339-0861

FSA FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                       statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                       expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and future and conditional verbs such as “will,” “should,” “would,” “could” and “may” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                       the risks discussed in the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors”;

•                       changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                       competitive forces, including the conduct of other financial guaranty insurers;

•                       changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                       impairments to assets in the FP Investment Portfolio proving to be “other-than-temporary” rather than temporary, resulting in reductions in net income;

•                       changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company’s reported financial results;

•                       an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its General Investment Portfolio;

•                       inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                       disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                       downgrade or default of one or more of FSA’s reinsurers;

•                       market conditions, including the credit quality and market pricing of securities issued;

•                       capacity limitations that may impair investor appetite for FSA-insured obligations;

•                       market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                       prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                       other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.